UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 9, 2008
Asyst Technologies, Inc.
(Exact Name of Registrant, as Specified in Charter)

California	000-22430	94-2942251
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

46897 Bayside Parkway, Fremont, California (Address of Principal Executive Offices)		94538 (Zip Code)
Registrant’s telephone number, including area code: (510) 661-5000
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On October 9, 2008, Asyst issued a press release announcing bookings information for its fiscal second quarter ended September 30, 2008. That press release, titled “Aquest is Unable to Submit Indicative Proposal to Asyst, thus Asyst Confirms End to Discussions of Potential Transaction, Announces Amendment to Principal Credit Facility” is included as Exhibit 99.1 to this Form 8-K.
Item 8.01. Other Events.
As previously announced by the Company, in July 2008 Aquest Systems Corp. expressed an interest in acquiring the outstanding Common Stock of Asyst. On October 9, 2008, we confirmed that Aquest has been unable to assemble and submit a transaction proposal to purchase the outstanding Common Stock of Asyst. As a result, we have ended discussions regarding a potential transaction with Aquest. A copy of the press release announcing the end of the discussions is filed hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits:

Exhibit
Number	Description
99.1	Press release titled “Aquest is Unable to Submit Indicative Proposal to Asyst, thus Asyst Confirms End to Discussions of Potential Transaction, Announces Amendment to Principal Credit Facility.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASYST TECHNOLOGIES, INC.
Date: October 15, 2008	By:	/s/ Steve Debenham
Steve Debenham
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release titled “Aquest is Unable to Submit Indicative Proposal to Asyst, thus Asyst Confirms End to Discussions of Potential Transaction, Announces Amendment to Principal Credit Facility.”